Exhibit 10.23

PLAINS EXPLORATION & PRODUCTION COMPANY

DIRECTOR’S DEFERRAL ELECTION FORM

EFFECTIVE YEAR

Director’s Name	Social Security #

I hereby elect to defer all Restricted Stock Awards to which I may become entitled for my services in              as a member of the board of directors (the “Board”) of Plains Exploration & Production Company (the “Company”).

In lieu of payment or transfer to me of Restricted Stock Awards, an equivalent number of Restricted Stock Units will be credited to an account for me. The Restricted Stock Units credited to my account will become fully vested and non-forfeitable upon my completion of the earlier of (i) one full year of service as a member of the Board commencing on the date of grant or (ii) the next annual meeting of the Company’s stockholders. I will forfeit all rights to any unvested Restricted Stock Units should I leave or be removed from the Board for any reason prior to vesting. All vested Restricted Stock Units in my Restricted Stock Unit Account will be distributed to me in the form of Company common stock as soon as administratively feasible (but no later than 60 days) after the date of my complete separation from service as a member of the Board.

I acknowledge that I have received sufficient information to make an informed election and that I have had answered to my satisfaction any questions that I may have had. I further understand that my choice to defer compensation involves both a financial and tax risk and that neither the Company, nor any of its employees, is providing any assurances of returns, preservation of principle, or specific tax treatment on any amounts deferred.

This election does not limit in any way the right of the Company or its Stockholders to terminate my board service in accordance with the Articles and Bylaws of the Company. The Company retains the right to amend or terminate this agreement in whole or in part at any time, but no such amendment or termination shall affect my rights to, or the distribution of, amounts deferred as of the date of such amendment or termination.

DIRECTOR

Date: December 31,

PLAINS EXPLORATION & PRODUCTION COMPANY

By:	Date: December 31,